EXHIBIT 99

Report of Independent Registered Public Accounting Firm

The Board of Directors and Shareholders
 Foot Locker, Inc.:

We have reviewed the accompanying condensed consolidated balance sheets of Foot Locker, Inc. and subsidiaries as of October 28, 2006 and October 29, 2005, the related condensed consolidated statements of operations and the condensed consolidated statements of comprehensive income for the thirteen and thirty-nine weeks ended October 28, 2006 and October 29, 2005, and the condensed consolidated statements of cash flows for the thirty-nine weeks ended October 28, 2006 and October 29, 2005. These condensed consolidated financial statements are the responsibility of Foot Locker, Inc.’s management.

We conducted our reviews in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial information consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board (United States), the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our reviews, we are not aware of any material modifications that should be made to the condensed consolidated financial statements referred to above for them to be in conformity with U.S. generally accepted accounting principles.

We have previously audited, in accordance with the standards of the Public Company Oversight Board (United States), the consolidated balance sheet of Foot Locker, Inc. and subsidiaries as of January 28, 2006, and the related consolidated statements of operations, comprehensive income, shareholders’ equity, and cash flows for the year then ended (not presented herein); and in our report dated March 27, 2006, we expressed an unqualified opinion on those consolidated financial statements. In our opinion, the information set forth in the accompanying condensed consolidated balance sheet as of January 28, 2006, is fairly stated, in all material respects, in relation to the consolidated balance sheet from which it has been derived.

As discussed in the Notes to Condensed Consolidated Financial Statements, effective January 29, 2006, the Company adopted Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payments,” and SFAS No. 151, “Inventory Costs an Amendment of ARB No.43, Chapter 4.”

/s/ KPMG LLP
 New York, New York
 November 30, 2006